UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2019

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Definitive Material Agreement

Registered Direct Offering

As previously reported in its Form 8-K filed on December 18, 2019, CytoDyn Inc. (the “Company”) has entered into a Commercialization and License Agreement (the “License Agreement”) and a Supply Agreement (the “Supply Agreement”) with Vyera Pharmaceuticals, LLC, a Delaware limited liability company (“Vyera”), with respect to the commercialization of pharmaceutical preparations containing leronlimab (PRO 140) for treatment of HIV in humans in the United States. As partial consideration for these agreements, Vyera’s parent company, Phoenixus AG (“Phoenixus”), agreed to purchase $4.0 million of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and related warrants (the “Warrants”) in a registered direct offering upon the terms and conditions described herein (the “Offering”).

On December 23, 2019, the Company entered into definitive subscription agreements relating to the Offering (the “Subscription Agreements”). In addition to the $4.0 million of shares of Common Stock and related Warrants sold to Phoenixus, the Offering also included $0.5 million of shares of Common Stock and related Warrants sold to an entity associated with David F. Welch, a member of the Company’s board of directors (the “Board”), on terms identical to those applicable to Phoenixus. In the aggregate, the Company sold 14,754,098 shares of Common Stock and Warrants to purchase up to an aggregate of 7,377,049 shares of Common Stock. Each share of Common Stock was sold together with one-half of one Warrant to purchase one share of Common Stock for a combined purchase price of $0.305 per share.

Subject to certain ownership limitations, the Warrants will be exercisable commencing on the issuance date at an exercise price equal to $0.30 per share of Common Stock, subject to adjustments as provided under the terms of the Warrants. The Warrants are exercisable for five years from the date of issuance. The closing of the Offering occurred on December 26, 2019.

Aggregate net proceeds to the Company in the Offering (after deducting estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants) were approximately $4.5 million. The Company intends to use these proceeds for general corporate purposes.

The securities sold in the Offering were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2018 and subsequently declared effective on March 7, 2018 (File No. 333-223195) (the “Registration Statement”), and the base prospectus dated as of March 7, 2018 contained therein. The Company will file a prospectus supplement with the SEC in connection with the sale of the securities.

The representations, warranties and covenants contained in the Subscription Agreements were made solely for the benefit of the parties to the Subscription Agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Subscription Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the forms of the Subscription Agreements are included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Subscription Agreements, which subsequent information may or may not be fully reflected in public disclosures.

The form of Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K. The form of Subscription Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

The legal opinion and consent of Lowenstein Sandler LLP relating to the securities are filed as Exhibit 5.1 to this Current Report on Form 8-K.

Warrant Exercise Agreements

On December 20, 2019, the Company entered into Warrant Exercise Agreements (the “Exercise Agreements”) with two substantial holders of outstanding warrants (“Exercise Warrants”) to purchase an aggregate of 3,350,000 shares of Common Stock. The Exercise Warrants had exercise prices of $0.75 per share and were issued in various financing transactions between December 2017 and November 2019, expiring five years from their respective dates of issuance.

Pursuant to the Exercise Agreements, as an inducement to exercise the Exercise Warrants immediately for cash, the Company agreed to a negotiated exercise price of $0.22 or $0.25 per share. In addition, the Company agreed to issue to each Exercise Warrant holder an additional four-tenths of a share of Common Stock (collectively, the “Additional Shares”) for each share of Common Stock underlying the Exercise Warrants. In the aggregate, 4,690,000 shares of Common Stock, including the Additional Shares, will be issued in these transactions for aggregate gross proceeds to the Company of approximately $0.8 million. Final settlements closed on December 20, 2019.

2,250,000 of the shares of Common Stock issuable upon exercise of the Exercise Warrants will be sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-223195), declared effective on March 7, 2018, including the prospectus supplement dated March 7, 2018 thereunder. The remaining 2,440,000 shares issuable upon exercise of the Exercise Warrants, as well as all of the Additional Shares, will be sold to accredited investors in reliance upon the exemption provided by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act of 1933, as amended. Pursuant to the Exercise Agreements, all shares are subject to contractual lock up restrictions for a six-month period following the closing of these transactions.

The form of Exercise Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K. The foregoing summary of the terms of the Exercise Agreement is subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth under Item 1.01 regarding the Exercise Agreements is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In recognition of the Company’s entry into commercialization arrangements with Vyera, on December 19, 2019, the Board approved grants to certain of its directors and executive officers of options and warrants to purchase shares of its Common Stock. The options and warrants each have a per share exercise price of $0.63, which was the closing sale price of Common Stock on the date of grant, and a ten-year term and, unless noted otherwise below, vested immediately upon the date of grant. The options were granted pursuant to the CytoDyn Inc. 2012 Equity Incentive Plan, as amended (the “Plan”).

In connection with the foregoing, on December 19, 2019, the Company granted the following awards to members of its Board: (i) to Scott A. Kelly, M.D., Chairman of the Board, an option to purchase 1,250,000 shares of Common Stock; (ii) to David Welch, Ph.D., an option to purchase 750,000 shares of Common Stock; (iii) to Michael A. Klump, an option to purchase 750,000 shares of Common Stock; and (iv) to Jordan G. Naydenov, an option to purchase 750,000 shares of Common Stock. In addition, the Company granted the following awards to certain of its executive officers: (i) to Nader Pourhassan, Ph.D., Chief Executive Officer and a member of the Board, an option to purchase 2,000,000 shares of Common Stock and a warrant to purchase 2,000,000 shares of Common Stock; (ii) to Michael D. Mulholland, Senior Vice President of Finance, an option to purchase 700,000 shares of Common Stock; and (iii) to Nitya G. Ray, Ph.D., Chief Technology Officer—Head of Process Sciences, Manufacturing & Supply Chain, an option to purchase 600,000 shares of Common Stock. 500,000 of the options granted to Dr. Kelly and one-half of the options granted to Mr. Mulholland and 400,000 options granted to Dr. Ray will vest upon the achievement of certain additional strategic milestones specified by the Board and documented in the relevant award agreements. The warrant granted to Dr. Pourhassan will vest upon the achievement of certain additional strategic milestones specified by the Board.

The Board believes that the above grants are appropriate to align the Company’s director and officer compensation with industry standards and is consistent with the Company’s desire to provide compensation in line with its competitors, while still emphasizing other elements of compensation that are directly related to the Company’s performance and shareholder value.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit No.	Description

4.1	Form of Warrant Agreement.

5.1	Opinion of Lowenstein Sandler LLP.

10.1	Form of Subscription Agreement.

10.2	Form of Warrant Exercise Agreement.

23.1	Consent of Lowenstein Sandler LLP (included in the opinion of Lowenstein Sandler LLP as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

December 27, 2019	By:	/s/ Craig S. Eastwood
Name: Craig S. Eastwood
Title: Chief Financial Officer